                                                                  EXHIBIT 11.2
                                  UNISYS CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND 1994
                                     (UNAUDITED)
                             (Millions, except share data)
Primary Earnings Per Common Share                        1995         1994
                                                     -----------  -----------
Average Number of Outstanding Common Shares          171,178,670  170,746,889
Additional Shares Assuming Exercise of Stock Options     971,554    1,498,461
                                                     -----------  -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                          172,150,224  172,245,350
                                                     ===========  ===========

Income From Continuing Operations                         $ 39.8       $ 22.7
Dividends on Series A, B and C Preferred Stock            ( 30.0)      ( 30.0)
                                                          ------       ------
Primary Earnings on Common Shares Before
    Discontinued Operations                                  9.8        ( 7.3)
Income From Discontinued Operations                                      27.2
                                                          ------       ------
Primary Earnings on Common Shares                        $   9.8       $ 19.9
                                                          ======       ======
Primary Earnings Per Common Share
   Continuing Operations                                    $.06       $( .04)
   Discontinued Operations                                                .16
                                                          ------       ------
   Total                                                    $.06         $.12
                                                          ======       ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents               172,150,224  172,245,350
Additional Shares:
   Assuming Conversion of 8 1/4% Convertible Notes    33,697,387   33,697,762
   Attributable to Stock Options                          91,173
                                                     -----------  -----------
Common Shares Outstanding Assuming Full Dilution     205,938,784  205,943,112
                                                     ===========  ===========

Primary Earnings on Common Shares Before
   Discontinued Operations                                $  9.8       $( 7.3)
Interest Expense on 8 1/4% Convertible Notes,
   Net of Applicable Tax                                     4.5          4.5
                                                          ------       ------
Fully Diluted Earnings on Common Shares Before
   Discontinued Operations                                  14.3        ( 2.8)
Income From Discontinued Operations                                      27.2
                                                          ------       ------
Fully Diluted Earnings on Common Shares                    $14.3        $24.4
                                                          ======       ======

Fully Diluted Earnings per Common Share
   Continuing Operations                                   $ .07      $ ( .01)
   Discontinued Operations                                                .13
                                                          ------       ------
   Total                                                   $ .07        $ .12
                                                          ======       ======

Earnings Per Common Share As Reported

Primary
   Continuing Operations                                   $ .06      $ ( .04)
   Discontinued Operations                                                .16
                                                          ------       ------
   Total                                                   $ .06        $ .12
                                                          ======       ======
Fully Diluted
   Continuing Operations                                   $ .06      $ ( .01)
   Discontinued Operations                                                .13
                                                          ------       ------
   Total                                                   $ .06        $ .12
                                                          ======       ======
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